Exhibit 24.1

                               Consent of Counsel


     The consent of Allen G. Reeves, P.C. of all references made to it in the Prospectus included as a part of this Registration Statement on Form SB-2 of EtG Corporation, and in all amendments thereto are included in its opinion filed as
Exhibit 5.1 to the Registration Statement.

                                              Allen G. Reeves, P.C.

                                              By:  /S/ Allen G. Reeves
                                                   -----------------------------
                                                       Allen G. Reeves

Denver, Colorado
August 31, 1999